EXHIBIT 4.66


                                AGENT'S WARRANTS

                                AMADOR GOLD CORP.
                                 (the "Company")


                             THIS IS TO CERTIFY THAT

                        FIRST ASSOCIATES INVESTMENTS INC.
                         Suite 500 - 550 Burrard Street
                             Vancouver, B.C. V6C 2B5

                                 (the "Holder")

has the right, upon and subject to the terms and conditions hereinafter referred to, in its sole discretion, to purchase from the Company (subject to adjustments), at any time until 4:30 p.m. (Pacific Daylight time) on December 30, 2005 (the "Expiry Time") up to 100,000 common shares in the capital of the Company (the "Shares") at an exercise price (the "Warrant Exercise Price") equal to CDN $0.15 per Share.

The right to purchase the Shares at the Warrant Exercise Price may be exercised in whole or in part by the Holder only, on or before the Expiry Time, by:

(a) completing and executing the Subscription Form attached hereto as Schedule A for the number of Shares which the Holder wishes to purchase, in the manner therein indicated;

(b) surrendering this Warrant Certificate, together with the completed and executed Subscription Form, to Pacific Corporate Trust Company, 625 Howe Street, 10th Floor, Vancouver, British Columbia, V6C 3B8 (the "Transfer Agent"); and

(c) paying the appropriate Warrant Exercise Price, in Canadian funds, for the number of Shares of the Company subscribed for, either by certified cheque or bank draft (drawn on a Canadian Chartered Bank) or money order payable to the Company.

Within three business days of such surrender and payment, the Company shall issue to the Holder or to such other person or persons as the Holder may direct, the number of Shares subscribed for and, as soon as practicable, but in any event within seven days thereafter, will deliver to the Holder, at the address set forth on the subscription form, a share certificate or certificates evidencing the number of Shares subscribed for. Such certificate or certificates shall be deemed to have been issued and the Holder shall be deemed for all purposes to have become the holder of record of the Shares as of the date of receipt by the Company of the Subscription Form and the Subscription Funds referred to therein. If the Holder subscribes for a number of Shares which is less than the number of Shares permitted by this Agent's Warrant, the Company shall forthwith, in accordance with paragraph 3 below, cause to be delivered to the Holder a replacement Warrant Certificate in respect of the balance of Shares referred to in this Warrant Certificate not then being subscribed for.

The terms and conditions of this Agent's Warrant are set out as follows:

1. Surrender of this Warrant Certificate will be deemed to have been effected only on personal delivery thereof to, or, if sent by mail or other means of original delivery, on actual receipt thereof by the Transfer Agent at its office specified above.

2. This Warrant Certificate evidences the agent's warrant (the "Agent's Warrant") issued pursuant to the terms of a letter agreement (the "Agreement") dated December 22, 2004 between the Company and its agent, First Associates Investments Inc.

3. The Holder may exercise the Agent's Warrant for any number of Shares equal to or less than the total number which the Holder is entitled to exercise pursuant to this Warrant Certificate. In the event of an exercise by such Holder of a number of Shares less than the total number which the Holder is entitled to exercise, the Holder shall be entitled to receive, without charge therefor, a new certificate evidencing the balance of the Shares which are not being exercised.

4. In the event of any subdivision of the Shares into a greater number of Shares while the Agent's Warrant is outstanding, the number of Shares that may be purchased upon exercise of such Agent's Warrant shall thereafter be deemed to be subdivided in like manner, and the Warrant Exercise Price adjusted accordingly.

5. In the event of any consolidation of the Shares into a lesser number of Shares while the Agent's Warrant is outstanding, the number of Shares that may be purchased upon exercise of such Agent's Warrant shall thereafter be deemed to be consolidated in like manner, and the Warrant Exercise Price adjusted accordingly.

6. In the event of any capital reorganization or reclassification of the Shares or the merger or amalgamation of the Company with another Company at any time while the Agent's Warrant is outstanding, the Company shall thereafter deliver at the time of purchase of the Shares hereunder the number of Shares the Holder would have been entitled to receive in respect of the number of the Shares so purchased had the right to purchase such Shares been exercised before such capital reorganization or reclassification of the Shares or the merger or amalgamation of the Company with another Company.

7. To the extent that this Warrant Certificate confers the right to be issued a fraction of a Share, such right may be exercised in respect of such fraction only in combination with another Warrant Certificate which, in the aggregate, entitles the Holder to be issued a whole number of Shares and under no circumstances is the Company obligated to issue any fractional Shares or to make any payment in respect of such a fraction.

8. No Shares will be issued if the issuance of such Shares would constitute a violation of the securities laws of any jurisdiction.

9. The Agent's Warrant evidenced by this Warrant Certificate is non-transferable, non-negotiable and may not be exercised by or for the benefit of any person other than the Holder. The Agent's Warrant evidenced by this Warrant Certificate may not be exercised in the United States or by or on behalf of a U.S. Person or person in the United States. "United States" and "U.S. Person" are as defined in Regulation S under the United States Securities Act of 1933, as amended.


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


10.      Any  Share  certifycate(s)   issued  evidencing  the  Shares  purchased
         pursuant to this Agent's Warrant issued pursuant prior to May 1, 2005 shall bear the following legends:

                  "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MAY 1, 2005. "

                                       AND

                  "WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL MAY 1, 2005. "

11. The holding of this Warrant Certificate will not constitute the Holder a shareholder of the Company or entitle him to any right or interest in respect thereof except as otherwise provided in this Warrant Certificate.

12.      Time will be of the essence hereof.

13. Nothing contained herein confers any right upon the Holder or any other person to purchase or receive any securities of the Company at any time subsequent to the Expiry Time and after such time, this Warrant Certificate and all rights hereunder will be void.


IN WITNESS WHEREOF Amador Gold Corp. has caused this Warrant Certificate to be signed by its duly authorized officer as of December 30, 2004.


AMADOR GOLD CORP.

By:  /s/ Rupert L. Bullock
--------------------------
Authorized Signatory


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


                       SCHEDULE "A" TO THE AGENT'S WARRANT

                          SUBSCRIPTION FORM FOR SHARES


To:      Amador Gold Corp. (the "Company")
And to:  The directors thereof.

Pursuant to the Agent's Warrant dated December 30, 2004, the undersigned hereby subscribes for and agrees to take up and pay for___________________________________ Shares at a price of $0.15 (Canadian) per
Share   for  the   aggregate   sum  of   $_______________________________   (the
"Subscription Funds"). The undersigned represents and warrants that it is not a U.S. Person, did not receive the offer to purchase the Shares in the United States, did not execute this subscription form in the United States and is not purchasing the Shares for the account or for the benefit of a U.S. Person or person in the United States. "United States" and "U.S. Person" are as defyned in Regulation S under the United States Securities Act of 1933, as amended.

The undersigned hereby requests that:

(a)      the Shares be allotted to the undersigned;

(b) the name and address of the undersigned as shown below be entered in the registers of shareholders and allotments of the Company;

(c) the common shares comprising the Shares be issued to the undersigned as fully paid and non-assessable shares of the Company; and

(d) the share certificate(s) representing the Shares be issued in the name of the undersigned.

Dated this_________day of______________________,________.

DIRECTION AS TO REGISTRATION:

(NAME AND ADDRESS EXACTLY AS YOU WISH THEM TO APPEAR ON YOUR SHARE CERTIFICATE AND IN THE REGISTER OF MEMBERS.)

Full Name:
                  --------------------------------------------------------------
Full Address:
                  --------------------------------------------------------------

                  --------------------------------------------------------------

Authorized Signature of Subscriber:
                                   ---------------------------------------------


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